Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Longeveron Inc.

Miami, Florida

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1, Amendment No.2 (Registration No. 333-272946) of Longeveron Inc. (the “Company”) of our report dated March 11, 2022, relating to the financial statements of the Company as of December 31, 2021 and for the year ended December 31, 2021, which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ MSL, P.A.

MSL, P.A.

Orlando, Florida

August 11, 2023